Exhibit 99.1

MEDLEY MANAGEMENT INC. CLOSES AN ADDITIONAL $28.6 MILLION OF

MEDLEY LLC 6.875% NOTES DUE 2026

NEW YORK, October 18, 2016 (GLOBE NEWSWIRE) — Medley Management Inc. (“Medley”) (NYSE:MDLY), a credit-focused asset management firm, today announced that Medley LLC, its operating company, has closed the public offering of an additional $28,595,000 in aggregate principal amount of its 6.875% notes due 2026 at a public offering price of $24.45 for each $25.00 principal amount of notes. The final offering amount represents an increase in size from the previously announced amount of $25,000,000. The purchase price of the notes includes accrued interest on the notes from August 9, 2016 to, but not including, the date of delivery. The notes mature on August 15, 2026.  Interest will be payable quarterly.  Medley LLC has granted the underwriters a 30-day option to purchase up to an additional $4,289,250 in aggregate principal amount of notes to cover over allotments, if any. Medley LLC intends to use the net proceeds from the offering to repay a portion of the outstanding indebtedness under Medley LLC’s syndicated term loan. The aggregate principal amount of the 6.875% notes due 2026 will be $53,595,000.

The notes are listed on the New York Stock Exchange under the trading symbol “MDLX“. FBR Capital Markets & Co., Incapital LLC, Compass Point Research & Trading, LLC, Ladenburg Thalmann & Co. Inc., William Blair & Company, L.L.C. and JonesTrading Institutional Services LLC acted as joint book-running managers.  National Securities Corporation and Maxim Group LLC acted as co-managers.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This offering is being made solely by means of a written prospectus, which may be obtained from any of the following investment banks: FBR Capital Markets & Co., Attention: Syndicate Prospectus Department, 1300 North 17th Street, Suite 1400, Arlington, VA 22209 or by calling FBR Capital Markets & Co. at (703) 312-9726 or by emailing FBR Capital Markets & Co. at prospectuses@fbr.com; or Incapital LLC, Attention: Capital Markets, 1800 North Military Trail, Suite 400, Boca Raton, FL 33431 or by emailing Incapital LLC at prospectus_requests@incapital.com; or Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007 or by emailing Compass Point Research & Trading, LLC at syndicate@compasspointllc.com; or Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY 10022, or by emailing Ladenburg Thalmann & Co. Inc. at prospectus@ladenburg.comor William Blair & Company, L.L.C., Attention: Clancy Burson, 222 W Adams, 29th floor, Chicago, IL 60606; or JonesTrading Institutional Services LLC, 780 3rd Avenue, New York, NY 10017 or by calling JonesTrading Institutional Services LLC toll-free at (800) 423-5933; or National Securities Corporation, Attention: Kim E. Addarich, 410 Park Avenue, 14th floor, New York, NY 10022; or Maxim Group LLC, Attention: Eileen Citarrella, 405 Lexington Avenue, 2nd Floor, New York, NY 10174 or by emailing Maxim Group LLC at syndicates@maximgrp.com. A copy of the prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

ABOUT MEDLEY

Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) and Sierra Income Corporation, as well as private investment vehicles. Over the past 14 years, we have provided in excess of $6 billion of capital to over 300 companies across 35 industries in North America.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by Medley and Medley LLC with the Securities and Exchange Commission. Except as required by law, Medley and Medley LLC undertake no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations Contact:

Sam Anderson

212-759-0777

Head of Capital Markets & Risk Management

Medley Management Inc.

Medley LLC

Media Contact:

Liz Bruce

212-498-9197
Fitzroy Communications

Medley Management Inc.